UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2012

Buckeye Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9356	23-2432497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report filed on February 10, 2012, on February 9, 2012, Buckeye Tank Terminals LLC (“Purchaser”), a wholly owned subsidiary of Buckeye Partners, L.P. (the “Partnership”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Chevron U.S.A. Inc. (“Seller” and, with the Purchaser, the “Parties”), pursuant to which the Purchaser has agreed to acquire (the “Perth Amboy Acquisition”) a marine terminal facility for liquid petroleum products located on the Arthur Kill in Perth Amboy, New Jersey (“Perth Amboy Facility”) for $260.0 million. The base purchase price was subject to adjustment at closing as provided in the Purchase Agreement.

On July 26, 2012, the Partnership completed the Perth Amboy Acquisition for an aggregate purchase price of approximately $260 million (reflecting no material adjustments to the base purchase price).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: July 26, 2012

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